Exhibit 10.33

PROMISSORY NOTE

$100,000	Danang, Vietnam	May 5, 2009

For value received, receipt of which is acknowledged, DotVN Company, Ltd. (Danang), an entity established under the laws of the Country of Vietnam, (“Maker”) promises to pay to Diep Tai, an individual, (“Payee”), or order, at such place as Payee may designate, the sum of ONE HUNDRED ONE THOUSAND FIVE HUNDRED DOLLARS AND NO CENTS ($101,500.00), plus interest at the rate of twelve percent (12%) per annum, on demand with thirty day written notice.

Interest is paid in arrears on the first of each month.

If action be instituted on this note, Maker promises to pay such sum as the Court may fix as attorneys fees.

This note will inure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of the Maker and Payee.

IN WITNESS THERETO, Maker has affixed its signature by a duly authorized officer this fifth day of May 2009.

DOT VN COMPANY, LTD. (DANANG)

/s/ Lee Johnson
By:	Lee Johnson
Its:	Director General

PROMISSORY NOTE